Exhibit 5.01

Herzog, Fox & Neeman

ASIA HOUSE, 4 WEIZMANN ST.
64 239 TEL-AVIV, ISRAEL
TEL: (972-3)-692-2020
FAX: (972-3)-696-6464
EMAIL: hfn@hfn.co.il

MICHAEL FOX
YAAKOV NEEMAN
TUVIA ERLICH
MEIR LINZEN
ALAN SACKS
YAACOV BRANDT
EHUD SOL
JANET LEVY PAHIMA
ELDAR BEN-RUBY
AMIR SERAYA
YAEL (NEEMAN) BAR-SHAI
YAACOV SHARVIT
ALON SAHAR
ELIOT SACKS
BARUCH KATZMAN
DAVID ZAILER
NEIL WILKOF
MARK PHILLIPS
ADAM EYTAN
ORLY GERBI
MOSHE HARDI
GILAD WEKSELMAN
YOSSI ASHKENAZI
GIL WHITE
ANTHONY LEIBLER
ELDAD CHAMAM
EFRAT RAM
ILANIT LANDESMAN YOGEV
LIMOR HODIR
ORY NACHT
IFAT GINSBURG
MAYA RACINE NETSER

ESTHER STERNBACH
JAN S. WIMPFHEIMER
RONI LIBSTER
MENACHEM NEEMAN
KAREN L. ELBURG
GAL ROZENT
HANAN HAVIV
ARNON MAINFELD
RONEN BAHARAV
ROYI NACHIMZON
JAMES FRANKS
LIAT SHAKED-KATZ
RUTH DAGAN
MAYA ALCHEH-KAPLAN
DOTAN BARUCH
ASHER DOVEV
MICHAL KAMIR
HAIM GUETA
ODELIA OFFER
SHARON PETEL
MORIA TAM-HARSHOSHANIM
GUY KATZ
JAY K. KUPIETZKY
SHLOMIT SPINDEL
NURIT DAGAN
HANNAH MORDECHAI
NAHSHON AXELRAD
IFAT STEINMAN
VIDAL PEARLMAN
DALIT SAGIV
YANIV DINOVITCH
NIR RABER

RUTH BERGWERK
SHIRA MARGALIT -ELBAZ
BOAZ MIZRAHI
NATALI AMIR
TAL DROR SCHWIMMER
HARRIET FINN
OFIR SEGEV
ROBERT WISEMAN
SAAR PAUKER
SHAI KAGAN
YAHAV DRORI
ROTEM SHAY
ANAT PAZ
RAN HAI
EFRI BERKOVICH
ORIT HIPSHER
EFRAT BEN-ELIEZER
CHAGAI VERED
EFRAT ZIV
SHACHAR PORAT
AMIR PERES
ELAD SHAUL
KAREN GILMOUR
RONI DULBERG
CLAIRE LIVNE
MILI NEEMAN
AVI RAZ
OFER GRANOT
MOSHE YAACOV
GAL SCHWARTZ
RAN KEDEM
RA'ANAN SAGI

DANA VOLANOVSKY
REVITAL KATZ
YAEL ARIEL
OFRA GORDON
ERAN WAGNER
NIGEL KRAVITZ
MATTHEW FISHER
ORIT STRAUSS
SHLOMIT RONN-AGLER
NATHAN STEINBERG
SHIMON ATIYA
MORAN BARNEA
NACHI KURIZKI
DANA GAL-ALTBAUER
LIRON GANOT
MORIA KATZ
GILAD NEEMAN
IFAT PAGIS
EYAL ORGAD
AMIR BURSTEIN
ERAN BEN-AVI
EFRAT BEN–AMI
AYA DVIR
AYELET REGAVIM
EFRAT RAVEH BASHAN
NOA MARGALIT
RAN PELEG
DANIEL LIPMAN LOWBEER
NIR DASH
TAL HAMDI
ALONA SHAMARDIN
ITZHAK SHRAGAY

TAMAR SHWAIZER
SHARON HEFETZ
RENA LEVY
SHARON KLEIN
HAGIT GROSS
RONIT BERNSTEIN
OREN MARMORSTEIN
TALI YAKIR
SAMUEL CRAINIC
ZVI APPEL
ADI BIRK
ABIGAIL YEVNIN
ARIEL KAMENKOWITSCH
NURIT ROTH
ODED OZ
YAEL CHERVINSKY
GILAD SHAY
ROI HAYUN
TZURI GALILI
NIV GOLDSTEIN
IRMA I. TSCHERNIA
SIMCHA KOEVARY
DVORA BIADGLIN
RACHELI PRY-REICHMAN
SHELLIE GUTMAN
MAAYAN HAMMER
CHEN LEVI
IDAN SNIR

7 January 2008

File No: 10887

EXHIBIT  5.01

BluePhoenix Solutions Ltd.
8 Maskit Street
Herzliya 46120
Israel

Ladies and Gentlemen:

We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the resale from time to time by the selling shareholders identified therein of up to 2,799,998 ordinary shares of the Company, par value NIS 0.01 per share (“Ordinary Shares”) as follows: (i) up to 1,999,998 Ordinary Shares held by the selling shareholders; and (ii) up to 800,000 Ordinary Shares issuable upon exercise of warrants granted to selling shareholders (the "Underlying Shares" and "Warrants", respectively).

In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.  We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.  We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

Based upon the foregoing, we are of the opinion that (i) the 1,999,998 Ordinary Shares registered for resale under the Registration Statement were duly authorized, validly issued, fully paid and nonassesable; and (ii) the Underlying Shares, upon exercise of the Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassesable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

                Very truly yours,

                /s/ Herzog, Fox & Neeman
                Herzog, Fox & Neeman